SEACOAST REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
Fourth Quarter 2024 Net Interest Margin Expands 22 Basis Points to 3.39%
Well-Positioned Balance Sheet with Strong Capital and Liquidity

STUART, Fla., January 27, 2025 /BUSINESS WIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the fourth quarter of 2024 of $34.1 million, or $0.40 per diluted share, compared to $30.7 million, or $0.36 per diluted share in the third quarter of 2024 and $29.5 million, or $0.35 per diluted share in the fourth quarter of 2023. For the year ended December 31, 2024, net income was $121.0 million, or $1.42 per diluted share, compared to $104.0 million, or $1.23 per diluted share, for the year ended December 31, 2023.
Adjusted net income1 for the fourth quarter of 2024 was $40.6 million, or $0.48 per diluted share, compared to $30.5 million, or $0.36 per diluted share in the third quarter of 2024 and $31.4 million, or $0.37 per diluted share in the fourth quarter of 2023. Adjusted net income1 for the year ended December 31, 2024 was $132.5 million, or $1.56 per diluted share, compared to $133.2 million, or $1.58 per diluted share, for the year ended December 31, 2023.
Pre-tax pre-provision earnings1 were $47.9 million in the fourth quarter of 2024, an increase of $1.8 million, or 4%, compared to the third quarter of 2024 and an increase of $5.9 million, or 14%, compared to the fourth quarter of 2023. Pre-tax pre-provision earnings1 for the year ended December 31, 2024 were $174.2 million, an increase of $0.4 million, or 0.2%, when compared to the year ended December 31, 2023. Adjusted pre-tax pre-provision earnings1 were $56.6 million in the fourth quarter of 2024, an increase of $10.2 million, or 22%, compared to the third quarter of 2024 and an increase of $11.6 million, or 26%, compared to the fourth quarter of 2023. Adjusted pre-tax pre-provision earnings1 for the year ended December 31, 2024 were $190.0 million, a decrease of $23.9 million, or 11%, when compared to the year ended December 31, 2023.
For the fourth quarter of 2024, return on average tangible assets was 1.06% and return on average tangible shareholders' equity was 10.90%, compared to 0.99% and 10.31%, respectively, in the prior quarter, and 0.99% and 11.22%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 in the fourth quarter of 2024 was 1.24% and adjusted return on average tangible shareholders' equity1 was 12.74%, compared to 0.98% and 10.27%, respectively, in the prior quarter, and 1.04% and 11.80%, respectively, in the prior year quarter. For the year ended December 31, 2024, return on average tangible assets was 0.98%, and return on average tangible shareholders' equity was 10.39%, compared to 0.91% and 10.38%, respectively, for the year ended December 31, 2023. For the year ended December 31, 2024, adjusted return on average tangible assets1 was 1.06%, and adjusted return on average tangible shareholders' equity1 was 11.25%, compared to 1.12% and 12.80%, respectively, for the year ended December 31, 2023.
Charles M. Shaffer, Seacoast's Chairman and CEO, said, "Our Seacoast associates weathered the impacts of two successive hurricanes to deliver remarkable revenue growth, record loan production, and a 33% increase in adjusted net income. The strong net interest margin expansion in the fourth quarter evidenced the solid, granular core deposit franchise that we have built over many decades through our relationship-focused banking model. With accelerating business momentum and tailwinds from fixed rate asset repricing, we remain focused on profitability improvement and growth in the year ahead."
Shaffer added, "We advanced several key initiatives this year including the expansion of our commercial lending team and treasury deposit products that will support the next phase of growth for Seacoast. With a tangible common equity ratio of 9.6% and a loan to deposit ratio of 84%, we have a tremendous opportunity ahead to serve clients in our economically vibrant footprint."
Shaffer concluded, "The Seacoast team remains unwavering to our core tenets of maintaining a fortress balance sheet and building one of the best, granular customer deposit franchises in the country."

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Financial Results
Income Statement
•Net income in the fourth quarter of 2024 was $34.1 million, or $0.40 per diluted share, compared to $30.7 million, or $0.36 per diluted share in the prior quarter and $29.5 million, or $0.35 per diluted share in the prior year quarter. For the year ended December 31, 2024, net income was $121.0 million, or $1.42 per diluted share, compared to $104.0 million, or $1.23 per diluted share, for the year ended December 31, 2023. Adjusted net income1 for the fourth quarter of 2024 was $40.6 million, or $0.48 per diluted share, compared to $30.5 million, or $0.36 per diluted share, for the prior quarter, and $31.4 million, or $0.37 per diluted share, for the prior year quarter. For the year ended December 31, 2024, adjusted net income1 was $132.5 million, or $1.56 per diluted share, compared to $133.2 million, or $1.58 per diluted share, for the year ended December 31, 2023.
•Net revenues were $132.9 million in the fourth quarter of 2024, an increase of $2.5 million, or 2%, compared to the prior quarter, and an increase of $4.7 million, or 4%, compared to the prior year quarter. For the year ended December 31, 2024, net revenues were $515.4 million, a decrease of $52.0 million, or 9%, compared to the year ended December 31, 2023. Adjusted net revenues1 were $141.6 million in the fourth quarter of 2024, an increase of $11.1 million, or 9%, compared to the prior quarter, and an increase of $10.8 million, or 8%, compared to the prior year quarter. For the year ended December 31, 2024, adjusted net revenues1 were $524.5 million, a decrease of $44.5 million, or 8%, compared to the year ended December 31, 2023.
•Pre-tax pre-provision earnings1 were $47.9 million in the fourth quarter of 2024, an increase of $1.8 million, or 4%, compared to the third quarter of 2024 and an increase of $5.9 million, or 14%, compared to the fourth quarter of 2023. For the year ended December 31, 2024, pre-tax pre-provision earnings1 were $174.2 million, an increase of $0.4 million, or 0.2%, compared to the year ended December 31, 2023. Adjusted pre-tax pre-provision earnings1 were $56.6 million in the fourth quarter of 2024, an increase of $10.2 million, or 22%, compared to the third quarter of 2024 and an increase of $11.6 million, or 26%, compared to the fourth quarter of 2023. For the year ended December 31, 2024, adjusted pre-tax pre-provision earnings1 were $190.0 million, a decrease of $23.9 million, or 11%, compared to the year ended December 31, 2023.
•Net interest income totaled $115.8 million in the fourth quarter of 2024, an increase of $9.1 million, or 9%, compared to the prior quarter, and an increase of $5.0 million, or 4%, compared to the prior year quarter. For the year ended December 31, 2024, net interest income was $432.0 million, a decrease of $56.3 million, or 12%, compared to the year ended December 31, 2023. The increase in the fourth quarter of 2024 was largely driven by a 26 basis point decline in the cost of deposits. Included in loan interest income was accretion on acquired loans of $11.7 million in the fourth quarter of 2024, $9.2 million in the third quarter of 2024, and $11.3 million in the fourth quarter of 2023. For the year ended December 31, 2024, accretion on acquired loans totaled $41.7 million, compared to $56.7 million for the year ended December 31, 2023.
•Net interest margin increased 22 basis points to 3.39% in the fourth quarter of 2024 compared to 3.17% in the third quarter of 2024. Excluding the effects of accretion on acquired loans, net interest margin expanded 15 basis points to 3.05% in the fourth quarter of 2024 compared to 2.90% in the third quarter of 2024. Loan yields were 5.93%, a decrease of one basis point from the prior quarter. Securities yields increased two basis points to 3.77%, compared to 3.75% in the prior quarter. The cost of deposits declined 26 basis points from 2.34% in the prior quarter, to 2.08% in the fourth quarter of 2024. Lower interest expense on deposits reflects the impact of recent cuts to the Federal Funds rate.
•Noninterest income totaled $17.1 million in the fourth quarter of 2024, a decrease of $6.6 million, or 28%, compared to the prior quarter, and a decrease of $0.3 million, or 2%, compared to the prior year quarter. For the year ended December 31, 2024, noninterest income totaled $83.4 million, an increase of $4.3 million, or 5%, compared to the year ended December 31, 2023. Results for the fourth quarter of 2024 included an $8.0 million loss on the repositioning of a portion of the available-for-sale securities portfolio. Securities with an average book yield of 2.8% were sold, and the proceeds of approximately $113 million were reinvested in agency mortgage-backed securities with an average book yield of 5.4%, for an estimated earnback of less than three years. Other changes compared to the third quarter of 2024 included the following:
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Service charges on deposits totaled $5.1 million, a decrease of $0.3 million, or 5%, from the prior quarter and an increase of $0.3 million, or 6%, from the prior year quarter. The fourth quarter of 2024 was modestly impacted by hurricane-related fee waivers, while our investments in talent and significant market expansion across the state have resulted in continued growth in treasury management services to commercial customers compared to the prior year.
•Wealth management income totaled $4.0 million, an increase of $0.2 million, or 5%, from the prior quarter and an increase of $0.8 million, or 23%, from the prior year quarter. During 2024, assets under management increased $341.7 million, or 20%, reaching $2.1 billion at December 31, 2024.
•Insurance agency income totaled $1.2 million, a decrease of 18% from the prior quarter, reflecting typical fourth quarter seasonality, and an increase of 8% from the prior year quarter. For the full year 2024, insurance agency income totaled $5.2 million, an increase of $0.7 million, or 15%, from the prior year.
•Other income totaled $10.3 million, an increase of $2.5 million, or 31%, from the prior quarter and an increase of $4.7 million, or 85% from the prior year quarter. Fourth quarter 2024 results include gains on SBIC investments and gains on the sale of two nonperforming commercial real estate loans.
•The provision for credit losses was $3.7 million in the fourth quarter of 2024, compared to $6.3 million in the third quarter of 2024 and $4.0 million in the fourth quarter of 2023. In the fourth quarter of 2024, no hurricane-related adjustment to the allowance for credit losses was determined to be necessary.
•Noninterest expense was $85.6 million in the fourth quarter of 2024, an increase of $0.8 million, or 1%, compared to the prior quarter, and a decrease of $0.8 million, or 1%, compared to the prior year quarter. Noninterest expense for the year ended December 31, 2024, totaled $343.3 million, a decrease of $52.3 million, or 13%, compared to the year ended December 31, 2023. Seacoast has prudently managed expenses while strategically investing to support continued growth. Results in the fourth quarter of 2024 included:
•Salaries and wages totaled $42.4 million, an increase of $1.7 million, or 4%, compared to the prior quarter and an increase of $3.9 million, or 10%, from the prior year quarter, reflecting continued onboarding of banking teams and talent across our footprint.
•Employee benefits totaled $6.5 million, a decrease of $0.4 million, or 6%, compared to the prior quarter and a decrease of $0.1 million, or 2%, from the prior year quarter. The decrease from the prior quarter is due to seasonally lower 401(k) and payroll tax expense.
•Outsourced data processing costs totaled $8.3 million, an increase of $0.3 million, or 4%, compared to the prior quarter and a decrease of $0.3 million, or 4%, from the prior year quarter. Higher customer transaction volume contributed to the increase over the prior quarter.
•Occupancy costs totaled $7.2 million, an increase of $0.1 million, or 2%, compared to the prior quarter and a decrease of $0.3 million, or 4%, from the prior year quarter. The fourth quarter of 2024 included $0.2 million in preparation and recovery costs related to Hurricane Milton.
•Marketing expenses totaled $2.1 million, reflecting a decrease of $0.6 million, or 22%, compared to the prior quarter and a decrease of $0.9 million, or 29%, from the prior year quarter, primarily associated with the timing of various campaigns. We will continue to invest in marketing and branding supporting customer growth initiatives.
•Legal and professional fees totaled $2.8 million, an increase of $0.1 million, or 4%, compared to the prior quarter and a decrease of $0.5 million, or 15%, from the prior year quarter.
•Seacoast recorded $9.5 million of income tax expense in the fourth quarter of 2024, compared to $8.6 million in the third quarter of 2024, and $8.3 million in the fourth quarter of 2023. Tax expense related to stock-based compensation totaled $0.2 million in the fourth quarter of 2024, compared to tax benefit of $0.1 million in the third quarter of 2024 and a tax benefit of $0.6 million in the fourth quarter of 2023.
•The efficiency ratio was 56.26% in the fourth quarter of 2024, benefiting from lower deposit costs and higher revenues, compared to 59.84% in the third quarter of 2024 and 60.32% in the prior year quarter. The adjusted
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

efficiency ratio1 was 56.07% in the fourth quarter of 2024, compared to 59.84% in the third quarter of 2024 and 60.32% in the prior year quarter. The efficiency ratio for the year ended December 31, 2024 was 60.63% compared to 63.86% for the year ended December 31, 2023. The adjusted efficiency ratio1 for the year ended December 31, 2024 was 59.22% compared to 57.35% for the year ended December 31, 2023. The Company continues to remain keenly focused on disciplined expense control, while making investments for growth.
Balance Sheet
•At December 31, 2024, the Company had total assets of $15.2 billion and total shareholders' equity of $2.2 billion. Book value per share was $25.51 as of December 31, 2024, compared to $25.68 as of September 30, 2024, and $24.84 as of December 31, 2023. Tangible book value per share was $16.12 as of December 31, 2024, compared to $16.20 as of September 30, 2024, and $15.08 as of December 31, 2023. The decline in the value of the available-for-sale securities portfolio driven by rising longer term interest rates negatively impacted tangible book value per share by $0.38 during the fourth quarter of 2024.
•Debt securities totaled $2.9 billion as of December 31, 2024, an increase of $55.6 million compared to September 30, 2024. Debt securities include approximately $2.2 billion in securities classified as available-for-sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $635.2 million in securities classified as held-to-maturity with a fair value of $507.6 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity.
•Loans increased $94.7 million, or 3.7% annualized, totaling $10.3 billion as of December 31, 2024. Loan originations increased 37% to $902.6 million in the fourth quarter of 2024, compared to $657.9 million in the third quarter of 2024. Gross production during the fourth quarter of 2024 was offset by elevated payoffs, the sale of two nonperforming commercial real estate loans totaling $19.0 million in aggregate, and the transfer to held-for-sale of $20.0 million in consumer loans previously acquired through bank acquisitions (the “consumer fintech loans”). The Company continues to exercise a disciplined approach to lending and is benefiting from the investments made in recent years to attract talent from large regional banks across its markets. This talent is onboarding significant new relationships, resulting in increased loan production.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $693.3 million as of December 31, 2024, compared to $831.1 million at September 30, 2024 and $393.0 million at December 31, 2023.
•Commercial pipelines were $605.4 million as of December 31, 2024, compared to $744.5 million at September 30, 2024, and $306.5 million at December 31, 2023.
•SBA pipelines were $28.8 million as of December 31, 2024, compared to $28.9 million at September 30, 2024, and $20.6 million at December 31, 2023.
•Residential saleable pipelines were $6.7 million as of December 31, 2024, compared to $11.2 million at September 30, 2024, and $2.7 million at December 31, 2023. Retained residential pipelines were $35.1 million as of December 31, 2024, compared to $21.9 million at September 30, 2024, and $44.4 million at December 31, 2023.
•Consumer pipelines were $17.4 million as of December 31, 2024, compared to $24.4 million at September 30, 2024 and $18.7 million at December 31, 2023.
•Total deposits were $12.2 billion as of December 31, 2024, near flat when compared to September 30, 2024.
•At December 31, 2024, customer transaction account balances represented 50% of total deposits.
•The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 4% of total deposits.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Average deposits per banking center were $159 million at December 31, 2024, compared to $153 million at December 31, 2023.
•Uninsured deposits represented only 36% of overall deposit accounts as of December 31, 2024. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 30% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank that represent 138% of uninsured deposits, and 167% of uninsured and uncollateralized deposits.
•Consumer deposits represent 41% of overall deposit funding with an average consumer customer balance of $25 thousand. Commercial deposits represent 59% of overall deposit funding with an average business customer balance of $112 thousand.
•Federal Home Loan Bank advances totaled $245.0 million at December 31, 2024 with a weighted average interest rate of 4.19%.
Asset Quality
•The ratio of criticized and classified loans to total loans decreased to 2.17% at December 31, 2024 from 2.59% at September 30, 2024 and from 2.32% at December 31, 2023, benefiting from the strategic sale of two nonperforming commercial real estate loans.
•Nonperforming loans were $92.4 million at December 31, 2024, compared to $80.9 million at September 30, 2024, and $65.1 million at December 31, 2023. New nonperforming loans in the fourth quarter of 2024 have collateral values well in excess of balances outstanding, and therefore, no loss is expected. Nonperforming loans to total loans outstanding were 0.90% at December 31, 2024, 0.79% at September 30, 2024, and 0.65% at December 31, 2023.
•Accruing past due loans were $15.6 million, or 0.15% of total loans, at December 31, 2024, compared to $50.7 million, or 0.50% of total loans, at September 30, 2024, and $30.5 million, or 0.30% of total loans, at December 31, 2023.
•Nonperforming assets to total assets were 0.65% at December 31, 2024, compared to 0.58% at September 30, 2024, and 0.50% at December 31, 2023.
•The ratio of allowance for credit losses to total loans was 1.34% at December 31, 2024, 1.38% at September 30, 2024, and 1.48% at December 31, 2023.
•Net charge-offs were $6.1 million in the fourth quarter of 2024, compared to $7.4 million in the third quarter of 2024 and $4.7 million in the fourth quarter of 2023. During the fourth quarter of 2024, the Company entered into arrangements to sell approximately $20.0 million in consumer fintech loans and, as a result, charged down these loans by $3.0 million.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average loan size is $383 thousand, and the average commercial loan size is $814 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance as of December 31, 2024 at 38% and 237% of total bank-level risk-based capital2, respectively, compared to 36% and 241%, respectively, at September 30, 2024. On a consolidated basis and as of December 31, 2024, construction and land development and commercial real estate loans represent 36% and 224%, respectively, of total consolidated risk-based capital2.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2 Estimated.

Capital and Liquidity
•The Company continues to operate with a fortress balance sheet, with a Tier 1 capital ratio at December 31, 2024 of 14.8%2 compared to 14.8% at September 30, 2024, and 14.0% at December 31, 2023. The Total capital ratio was 16.2%2, the Common Equity Tier 1 capital ratio was 14.2%2, and the Tier 1 leverage ratio was 11.2%2 at December 31, 2024. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at December 31, 2024 totaled $476.6 million.
•The Company’s loan to deposit ratio was 84.27% at December 31, 2024, which should continue to provide liquidity and flexibility moving forward.
•Tangible common equity to tangible assets was 9.60% at December 31, 2024, compared to 9.64% at September 30, 2024, and 9.31% at December 31, 2023. If all held-to-maturity securities were adjusted to fair value, the tangible common equity ratio would have been 8.96% at December 31, 2024.
•At December 31, 2024, in addition to $476.6 million in cash, the Company had $5.6 billion in available borrowing capacity, including $4.0 billion in available collateralized lines of credit, $1.3 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion. These liquidity sources as of December 31, 2024, represented 167% of uninsured and uncollateralized deposits.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	4Q'24	3Q'24	2Q'24	1Q'24	4Q'23
Selected balance sheet data:
Gross loans	$10,299,950	$10,205,281	$10,038,508	$9,978,052	$10,062,940
Total deposits	12,242,427	12,243,585	12,116,118	12,015,840	11,776,935
Total assets	15,176,308	15,168,371	14,952,613	14,830,015	14,580,249
Performance measures:
Net income	$34,085	$30,651	$30,244	$26,006	$29,543
Net interest margin	3.39%	3.17%	3.18%	3.24%	3.36%
Pre-tax pre-provision earnings[1]	$47,858	$46,086	$44,555	$35,674	$42,006
Average diluted shares outstanding	85,302	85,069	84,816	85,270	85,336
Diluted earnings per share (EPS)	0.40	0.36	0.36	0.31	0.35
Return on (annualized):
Average assets (ROA)	0.89%	0.81%	0.82%	0.71%	0.80%
Average tangible assets (ROTA)[2]	1.06	0.99	1.00	0.89	0.99
Average tangible common equity (ROTCE)[2]	10.90	10.31	10.75	9.55	11.22
Tangible common equity to tangible assets[2]	9.60	9.64	9.30	9.25	9.31
Tangible book value per share[2]	$16.12	$16.20	$15.41	$15.26	$15.08
Efficiency ratio	56.26%	59.84%	60.21%	66.78%	60.32%
Adjusted operating measures[1]:
Adjusted net income[4]	$40,556	$30,511	$30,277	$31,132	$31,363
Adjusted pre-tax pre-provision earnings[4]	56,610	46,390	44,490	42,513	45,016
Adjusted diluted EPS[4]	0.48	0.36	0.36	0.37	0.37
Adjusted ROTA[2]	1.24%	0.98%	1.00%	1.04%	1.04%
Adjusted ROTCE[2]	12.74	10.27	10.76	11.15	11.80
Adjusted efficiency ratio	56.07	59.84	60.21	61.13	60.32
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.19%	2.19%	2.19%	2.23%	2.25%
Other data:
Market capitalization[3]	$2,355,679	$2,277,003	$2,016,472	$2,156,529	$2,415,158
Full-time equivalent employees	1,504	1,493	1,449	1,445	1,541
Number of ATMs	96	96	95	95	96
Full-service banking offices	77	77	77	77	77

[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.
4As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call January 28, 2025, at 10:00 a.m. (Eastern Time) to discuss the fourth quarter of 2024 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 8804483). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $15.2 billion in assets and $12.2 billion in deposits as of December 31, 2024. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 77 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, including those highlighted by high-profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as

well as legislative, tax and regulatory changes including overdraft and late fee caps (if implemented), including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks desc    ribed herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve months ended

(Amounts in thousands, except ratios and per share data)	4Q'24	3Q'24	2Q'24	1Q'24	4Q'23	4Q'24	4Q'23

Summary of Earnings
Net income	$34,085	$30,651	$30,244	$26,006	$29,543	$120,986	$104,033
Adjusted net income[1,6]	40,556	30,511	30,277	31,132	31,363	132,476	133,240
Net interest income[2]	116,115	106,975	104,657	105,298	111,035	433,045	489,043
Net interest margin[2,3]	3.39%	3.17%	3.18%	3.24%	3.36%	3.24%	3.77%
Pre-tax pre-provision earnings[1]	47,858	46,086	44,555	35,674	42,006	174,173	173,812
Adjusted pre-tax pre-provision earnings[1,6]	56,610	46,390	44,490	42,513	45,016	190,003	213,920

Performance Ratios
Return on average assets-GAAP basis[3]	0.89%	0.81%	0.82%	0.71%	0.80%	0.81%	0.71%
Return on average tangible assets-GAAP basis[3,4]	1.06	0.99	1.00	0.89	0.99	0.98	0.91
Adjusted return on average tangible assets[1,3,4]	1.24	0.98	1.00	1.04	1.04	1.06	1.12
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.19	2.19	2.19	2.23	2.25	2.20	2.36
Return on average shareholders' equity-GAAP basis[3]	6.16	5.62	5.74	4.94	5.69	5.62	5.14
Return on average tangible common equity-GAAP basis[3,4]	10.90	10.31	10.75	9.55	11.22	10.39	10.38
Adjusted return on average tangible common equity[1,3,4]	12.74	10.27	10.76	11.15	11.80	11.25	12.80
Efficiency ratio[5]	56.26	59.84	60.21	66.78	60.32	60.63	63.86
Adjusted efficiency ratio[1]	56.07	59.84	60.21	61.13	60.32	59.22	57.35
Noninterest income to total revenue (excluding securities gains/losses)	18.02	18.05	17.55	16.17	15.14	17.47	14.39
Tangible common equity to tangible assets[4]	9.60	9.64	9.30	9.25	9.31	9.60	9.31
Average loan-to-deposit ratio	83.14	83.79	83.11	84.50	83.38	83.63	82.99
End of period loan-to-deposit ratio	84.27	83.44	82.90	83.12	85.48	84.27	85.48

Per Share Data
Net income diluted-GAAP basis	$0.40	$0.36	$0.36	$0.31	$0.35	$1.42	$1.23
Net income basic-GAAP basis	0.40	0.36	0.36	0.31	0.35	1.43	1.24
Adjusted earnings[1,6]	0.48	0.36	0.36	0.37	0.37	1.56	1.58

Book value per share common	25.51	25.68	24.98	24.93	24.84	25.51	24.84
Tangible book value per share	16.12	16.20	15.41	15.26	15.08	16.12	15.08
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.72	0.71

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

6As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve months ended

(Amounts in thousands, except per share data)	4Q'24	3Q'24	2Q'24	1Q'24	4Q'23	4Q'24	4Q'23

Interest and dividends on securities:
Taxable	$26,945	$25,963	$24,155	$22,393	$21,383	$99,456	$82,926
Nontaxable	34	34	33	34	55	135	354
Interest and fees on loans	151,999	150,980	147,292	147,095	147,801	597,366	581,105
Interest on interest bearing deposits and other investments	6,952	7,138	8,328	6,184	7,616	28,602	24,590
Total Interest Income	185,930	184,115	179,808	175,706	176,855	725,559	688,975

Interest on deposits	47,394	51,963	51,319	47,534	44,923	198,210	126,535
Interest on time certificates	16,726	19,002	17,928	17,121	15,764	70,777	52,254
Interest on borrowed money	6,006	6,485	6,137	5,973	5,349	24,601	21,946
Total Interest Expense	70,126	77,450	75,384	70,628	66,036	293,588	200,735

Net Interest Income	115,804	106,665	104,424	105,078	110,819	431,971	488,240
Provision for credit losses	3,699	6,273	4,918	1,368	3,990	16,258	37,518
Net Interest Income After Provision for Credit Losses	112,105	100,392	99,506	103,710	106,829	415,713	450,722

Noninterest income:
Service charges on deposit accounts	5,138	5,412	5,342	4,960	4,828	20,852	18,278
Interchange income	1,860	1,911	1,940	1,888	2,433	7,599	13,877
Wealth management income	4,019	3,843	3,766	3,540	3,261	15,168	12,780
Mortgage banking fees	326	485	582	381	378	1,774	1,790
Insurance agency income	1,151	1,399	1,355	1,291	1,066	5,196	4,510
BOLI income	2,627	2,578	2,596	2,264	2,220	10,065	8,401
Other	10,335	7,864	6,647	5,944	5,589	30,790	22,409
	25,456	23,492	22,228	20,268	19,775	91,444	82,045
Securities (losses) gains, net	(8,388)	187	(44)	229	(2,437)	(8,016)	(2,893)
Total Noninterest Income	17,068	23,679	22,184	20,497	17,338	83,428	79,152

Noninterest expense:
Salaries and wages	42,378	40,697	38,937	40,304	38,435	162,316	177,637
Employee benefits	6,548	6,955	6,861	7,889	6,678	28,253	29,918
Outsourced data processing costs	8,307	8,003	8,210	12,118	8,609	36,638	52,098
Occupancy	7,234	7,096	7,180	8,037	7,512	29,547	31,872
Furniture and equipment	2,004	2,060	1,956	2,011	2,028	8,031	8,692
Marketing	2,126	2,729	3,266	2,655	2,995	10,776	9,156
Legal and professional fees	2,807	2,708	1,982	2,151	3,294	9,648	17,514
FDIC assessments	2,274	1,882	2,131	2,158	2,813	8,445	8,630
Amortization of intangibles	5,587	6,002	6,003	6,292	6,888	23,884	28,726
Other real estate owned expense and net loss (gain) on sale	84	491	(109)	(26)	573	440	985
Provision for credit losses on unfunded commitments	250	250	251	250	—	1,001	1,239
Other	5,976	5,945	5,869	6,532	6,542	24,322	29,155
Total Noninterest Expense	85,575	84,818	82,537	90,371	86,367	343,301	395,622

Income Before Income Taxes	43,598	39,253	39,153	33,836	37,800	155,840	134,252
Provision for income taxes	9,513	8,602	8,909	7,830	8,257	34,854	30,219

Net Income	$34,085	$30,651	$30,244	$26,006	$29,543	$120,986	$104,033

Share Data
Net income per share of common stock
Diluted	$0.40	$0.36	$0.36	$0.31	$0.35	$1.42	$1.23
Basic	0.40	0.36	0.36	0.31	0.35	1.43	1.24
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.72	0.71

Average common shares outstanding
Diluted	85,302	85,069	84,816	85,270	85,336	85,040	84,329
Basic	84,510	84,434	84,341	84,908	84,817	84,367	83,800

CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2024	2024	2024	2024	2023

Assets
Cash and due from banks	$171,615	$182,743	$168,738	$137,850	$167,511
Interest bearing deposits with other banks	304,992	454,315	580,787	544,874	279,671
Total cash and cash equivalents	476,607	637,058	749,525	682,724	447,182

Time deposits with other banks	3,215	5,207	7,856	7,856	5,857

Debt Securities:
Securities available-for-sale (at fair value)	2,226,543	2,160,055	1,967,204	1,949,463	1,836,020
Securities held-to-maturity (at amortized cost)	635,186	646,050	658,055	669,896	680,313
Total debt securities	2,861,729	2,806,105	2,625,259	2,619,359	2,516,333

Loans held for sale	17,277	11,039	5,975	9,475	4,391

Loans	10,299,950	10,205,281	10,038,508	9,978,052	10,062,940
Less: Allowance for credit losses	(138,055)	(140,469)	(141,641)	(146,669)	(148,931)
Loans, net of allowance for credit losses	10,161,895	10,064,812	9,896,867	9,831,383	9,914,009

Bank premises and equipment, net	107,555	108,776	109,945	110,787	113,304
Other real estate owned	6,421	6,421	6,877	7,315	7,560
Goodwill	732,417	732,417	732,417	732,417	732,417
Other intangible assets, net	71,723	77,431	83,445	89,377	95,645
Bank owned life insurance	308,995	306,379	303,816	301,229	298,974
Net deferred tax assets	102,989	94,820	108,852	111,539	113,232
Other assets	325,485	317,906	321,779	326,554	331,345
Total Assets	$15,176,308	$15,168,371	$14,952,613	$14,830,015	$14,580,249

Liabilities
Deposits
Noninterest demand	$3,352,372	$3,443,455	$3,397,918	$3,555,401	$3,544,981
Interest-bearing demand	2,667,843	2,487,448	2,821,092	2,711,041	2,790,210
Savings	519,977	524,474	566,052	608,088	651,454
Money market	4,086,362	4,034,371	3,707,761	3,531,029	3,314,288
Time deposits	1,615,873	1,753,837	1,623,295	1,610,281	1,476,002
Total Deposits	12,242,427	12,243,585	12,116,118	12,015,840	11,776,935

Securities sold under agreements to repurchase	232,071	210,176	262,103	326,732	374,573
Federal Home Loan Bank borrowings	245,000	245,000	180,000	110,000	50,000
Long-term debt, net	106,966	106,800	106,634	106,468	106,302
Other liabilities	166,601	168,960	157,377	153,225	164,353
Total Liabilities	12,993,065	12,974,521	12,822,232	12,712,265	12,472,163

Shareholders' Equity
Common stock	8,628	8,614	8,530	8,494	8,486
Additional paid in capital	1,824,935	1,821,050	1,815,800	1,811,941	1,808,883
Retained earnings	526,642	508,036	492,805	478,017	467,305
Less: Treasury stock	(19,095)	(18,680)	(18,744)	(16,746)	(16,710)
	2,341,110	2,319,020	2,298,391	2,281,706	2,267,964
Accumulated other comprehensive loss, net	(157,867)	(125,170)	(168,010)	(163,956)	(159,878)
Total Shareholders' Equity	2,183,243	2,193,850	2,130,381	2,117,750	2,108,086
Total Liabilities & Shareholders' Equity	$15,176,308	$15,168,371	$14,952,613	$14,830,015	$14,580,249

Common shares outstanding	85,568	85,441	85,299	84,935	84,861

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	4Q'24	3Q'24	2Q'24	1Q'24	4Q'23

Credit Analysis
Net charge-offs	$6,113	$7,445	$9,946	$3,630	$4,720
Net charge-offs to average loans	0.24%	0.29%	0.40%	0.15%	0.19%

Allowance for credit losses	$138,055	$140,469	$141,641	$146,669	$148,931

Non-acquired loans at end of period	$7,452,175	$7,178,186	$6,834,059	$6,613,763	$6,571,454
Acquired loans at end of period	2,847,775	3,027,095	3,204,449	3,364,289	3,491,486
Total Loans	$10,299,950	$10,205,281	$10,038,508	$9,978,052	$10,062,940

Total allowance for credit losses to total loans at end of period	1.34%	1.38%	1.41%	1.47%	1.48%
Purchase discount on acquired loans at end of period	4.30	4.48	4.51	4.63	4.75

End of Period
Nonperforming loans	$92,446	$80,857	$59,927	$77,205	$65,104
Other real estate owned	933	933	1,173	309	221
Properties previously used in bank operations included in other real estate owned	5,488	5,488	5,704	7,006	7,339
Total Nonperforming Assets	$98,867	$87,278	$66,804	$84,520	$72,664

Nonperforming Loans to Loans at End of Period	0.90%	0.79%	0.60%	0.77%	0.65%

Nonperforming Assets to Total Assets at End of Period	0.65	0.58	0.45	0.57	0.50

	December 31,	September 30,	June 30,	March 31,	December 31,
Loans	2024	2024	2024	2024	2023

Construction and land development	$648,054	$595,753	$593,534	$623,246	$767,622
Commercial real estate - owner occupied	1,686,629	1,676,814	1,656,391	1,656,131	1,670,281
Commercial real estate - non-owner occupied	3,503,807	3,573,076	3,423,266	3,368,339	3,319,890
Residential real estate	2,616,784	2,564,903	2,555,320	2,521,399	2,445,692
Commercial and financial	1,651,355	1,575,228	1,582,290	1,566,198	1,607,888
Consumer	193,321	219,507	227,707	242,739	251,567
Total Loans	$10,299,950	$10,205,281	$10,038,508	$9,978,052	$10,062,940

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	4Q'24			3Q'24			4Q'23
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,843,755	$26,945	3.77%	$2,756,502	$25,963	3.75%	$2,499,047	$21,383	3.42%
Nontaxable	5,795	41	2.81	5,701	42	2.93	7,835	68	3.48
Total Securities	2,849,550	26,986	3.77	2,762,203	26,005	3.75	2,506,882	21,451	3.42

Federal funds sold	470,154	5,690	4.81	433,423	5,906	5.42	465,506	6,426	5.48
Interest bearing deposits with other banks and other investments	102,961	1,262	4.88	102,700	1,232	4.77	91,230	1,190	5.18

Total Loans, net[2]	10,214,493	152,303	5.93	10,128,822	151,282	5.94	10,033,245	148,004	5.85

Total Earning Assets	13,637,158	186,241	5.43	13,427,148	184,425	5.46	13,096,863	177,071	5.36

Allowance for credit losses	(140,409)			(141,974)			(149,110)
Cash and due from banks	167,197			167,103			179,908
Bank premises and equipment, net	108,589			109,699			115,556
Intangible assets	806,710			812,761			832,029
Bank owned life insurance	307,256			304,703			297,525
Other assets including deferred tax assets	317,540			317,406			365,263

Total Assets	$15,204,041			$14,996,846			$14,738,034

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,581,733	$11,843	1.82%	$2,489,674	$12,905	2.06%	$2,819,743	$15,658	2.20%
Savings	521,682	582	0.44	546,473	601	0.44	679,720	505	0.29
Money market	4,078,714	34,969	3.41	3,942,357	38,457	3.88	3,268,829	28,760	3.49
Time deposits	1,686,004	16,726	3.95	1,716,720	19,002	4.40	1,524,460	15,764	4.10
Securities sold under agreements to repurchase	209,909	1,584	3.00	241,083	2,044	3.37	335,559	2,991	3.54
Federal Home Loan Bank borrowings	245,000	2,625	4.26	237,935	2,549	4.26	59,022	442	2.97
Long-term debt, net	106,881	1,797	6.69	106,706	1,892	7.05	106,205	1,916	7.16

Total Interest-Bearing Liabilities	9,429,923	70,126	2.96	9,280,948	77,450	3.32	8,793,538	66,036	2.98

Noninterest demand	3,417,539			3,393,110			3,739,993
Other liabilities	153,527			154,344			145,591
Total Liabilities	13,000,989			12,828,402			12,679,122

Shareholders' equity	2,203,052			2,168,444			2,058,912

Total Liabilities & Equity	$15,204,041			$14,996,846			$14,738,034

Cost of deposits			2.08%			2.34%			2.00%
Interest expense as a % of earning assets			2.05%			2.29%			2.00%
Net interest income as a % of earning assets		$116,115	3.39%		$106,975	3.17%		$111,035	3.36%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,702,763	$99,456	3.68%	$2,611,299	$82,926	3.18%
Nontaxable	5,707	164	2.87	13,733	438	3.19
Total Securities	2,708,470	99,620	3.68	2,625,032	83,364	3.18

Federal funds sold	446,149	23,619	5.29	368,659	18,871	5.12
Interest bearing deposits with other banks and other investments	102,552	4,983	4.86	90,692	5,718	6.30

Total Loans, net[2]	10,096,189	598,411	5.93	9,889,070	581,825	5.88

Total Earning Assets	13,353,360	726,633	5.44	12,973,453	689,778	5.32

Allowance for credit losses	(144,280)			(150,982)
Cash and due from banks	167,367			184,035
Bank premises and equipment, net	110,341			116,516
Intangible assets	815,945			816,662
Bank owned life insurance	303,486			290,218
Other assets including deferred tax assets	327,539			392,872

Total Assets	$14,933,758			$14,622,774

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,614,893	$54,960	2.10%	$2,686,936	$41,438	1.54%
Savings	570,046	2,283	0.40	851,347	1,796	0.21
Money market	3,775,352	140,967	3.73	2,941,916	83,301	2.83
Time deposits	1,656,269	70,777	4.27	1,348,152	52,254	3.88
Securities sold under agreements to repurchase	269,255	9,390	3.49	270,999	8,323	3.07
Federal Home Loan Bank borrowings	183,962	7,726	4.20	175,247	6,378	3.64
Long-term debt, net	106,624	7,485	7.02	104,158	7,245	6.96

Total Interest-Bearing Liabilities	9,176,401	293,588	3.20	8,378,755	200,735	2.40

Noninterest demand	3,455,907			4,087,335
Other liabilities	149,389			131,302
Total Liabilities	12,781,697			12,597,392

Shareholders' equity	2,152,061			2,025,382

Total Liabilities & Equity	$14,933,758			$14,622,774

Cost of deposits			2.23%			1.50%
Interest expense as a % of earning assets			2.20%			1.55%
Net interest income as a % of earning assets		$433,045	3.24%		$489,043	3.77%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2024	2024	2024	2024	2023

Customer Relationship Funding
Noninterest demand
Commercial	$2,621,469	$2,731,564	$2,664,353	$2,808,151	$2,752,644
Retail	502,967	509,527	532,623	553,697	561,569
Public funds	177,742	139,072	142,846	145,747	173,893
Other	50,194	63,292	58,096	47,806	56,875
Total Noninterest Demand	3,352,372	3,443,455	3,397,918	3,555,401	3,544,981

Interest-bearing demand
Commercial	1,467,508	1,426,920	1,533,725	1,561,905	1,576,491
Retail	881,236	874,043	892,032	930,178	956,900
Brokered	49,287	—	198,337	—	—
Public funds	269,812	186,485	196,998	218,958	256,819
Total Interest-Bearing Demand	2,667,843	2,487,448	2,821,092	2,711,041	2,790,210

Total transaction accounts
Commercial	4,088,977	4,158,484	4,198,078	4,370,056	4,329,135
Retail	1,384,203	1,383,570	1,424,655	1,483,875	1,518,469
Brokered	49,287	—	198,337	—	—
Public funds	447,554	325,557	339,844	364,705	430,712
Other	50,194	63,292	58,096	47,806	56,875
Total Transaction Accounts	6,020,215	5,930,903	6,219,010	6,266,442	6,335,191

Savings
Commercial	40,303	44,151	53,523	52,665	58,562
Retail	479,674	480,323	512,529	555,423	592,892
Total Savings	519,977	524,474	566,052	608,088	651,454

Money market
Commercial	1,947,250	1,953,851	1,771,927	1,709,636	1,655,820
Retail	1,925,330	1,887,975	1,733,505	1,621,618	1,469,142
Public funds	213,782	192,545	202,329	199,775	189,326
Total Money Market	4,086,362	4,034,371	3,707,761	3,531,029	3,314,288

Brokered time certificates	244,351	256,536	126,668	142,717	122,347
Time deposits	1,371,522	1,497,301	1,496,627	1,467,564	1,353,655
	1,615,873	1,753,837	1,623,295	1,610,281	1,476,002
Total Deposits	$12,242,427	$12,243,585	$12,116,118	$12,015,840	$11,776,935

Securities sold under agreements to repurchase	$232,071	$210,176	$262,103	$326,732	$374,573

Total customer funding[1]	$12,180,860	$12,197,225	$12,053,216	$12,199,855	$12,029,161

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'24	3Q'24	2Q'24	1Q'24	4Q'23	4Q'24	4Q'23

Net Income	$34,085	$30,651	$30,244	$26,006	$29,543	$120,986	$104,033

Total noninterest income	17,068	23,679	22,184	20,497	17,338	83,428	79,152
Securities losses (gains), net	8,388	(187)	44	(229)	2,437	8,016	2,893
BOLI benefits on death (included in other income)	—	—	—	—	—	—	(2,117)
Total Adjustments to Noninterest Income	8,388	(187)	44	(229)	2,437	8,016	776
Total Adjusted Noninterest Income	25,456	23,492	22,228	20,268	19,775	91,444	79,928
Total noninterest expense	85,575	84,818	82,537	90,371	86,367	343,301	395,622
Merger-related charges	—	—	—	—	—	—	(33,180)
Business continuity expenses - hurricane events	(280)	—	—	—	—	(280)	—
Branch reductions and other expense initiatives	—	—	—	(7,094)	—	(7,094)	(5,167)
Total Adjustments to Noninterest Expense	(280)	—	—	(7,094)	—	(7,374)	(38,347)
Adjusted Noninterest Expense[2]	85,295	84,818	82,537	83,277	86,367	335,927	357,275
Income Taxes	9,513	8,602	8,909	7,830	8,257	34,854	30,219
Tax effect of adjustments	2,197	(47)	11	1,739	617	3,900	9,916
Adjusted Income Taxes	11,710	8,555	8,920	9,569	8,874	38,754	40,135
Adjusted Net Income[2]	$40,556	$30,511	$30,277	$31,132	$31,363	$132,476	$133,240

Earnings per diluted share, as reported	$0.40	$0.36	$0.36	$0.31	$0.35	$1.42	$1.23
Adjusted Earnings per Diluted Share	0.48	0.36	0.36	0.37	0.37	1.56	1.58
Average diluted shares outstanding	85,302	85,069	84,816	85,270	85,336	85,040	84,329

Adjusted Noninterest Expense	$85,295	$84,818	$82,537	$83,277	$86,367	$335,927	$357,275
Provision for credit losses on unfunded commitments	(250)	(250)	(251)	(250)	—	(1,001)	(1,239)
Other real estate owned expense and net (loss) gain on sale	(84)	(491)	109	26	(573)	(440)	(985)
Amortization of intangibles	(5,587)	(6,002)	(6,003)	(6,292)	(6,888)	(23,884)	(28,726)
Net Adjusted Noninterest Expense	$79,374	$78,075	$76,392	$76,761	$78,906	$310,602	$326,325
Average tangible assets	14,397,331	14,184,085	14,020,793	13,865,245	13,906,005	14,117,813	13,806,112
Net Adjusted Noninterest Expense to Average Tangible Assets	2.19%	2.19%	2.19%	2.23%	2.25%	2.20%	2.36%

Net Revenue	$132,872	$130,344	$126,608	$125,575	$128,157	$515,399	$567,392
Total Adjustments to Net Revenue	8,388	(187)	44	(229)	2,437	8,016	776
Impact of FTE adjustment	311	310	233	220	216	1,074	803
Adjusted Net Revenue on a fully taxable equivalent basis	$141,571	$130,467	$126,885	$125,566	$130,810	$524,489	$568,971
Adjusted Efficiency Ratio	56.07%	59.84%	60.21%	61.13%	60.32%	59.22%	57.35%

Net Interest Income	$115,804	$106,665	$104,424	$105,078	$110,819	$431,971	$488,240
Impact of FTE adjustment	311	310	233	220	216	1,074	803
Net Interest Income including FTE adjustment	$116,115	$106,975	$104,657	$105,298	$111,035	$433,045	$489,043
Total noninterest income	17,068	23,679	22,184	20,497	17,338	83,428	79,152
Total noninterest expense less provision for credit losses on unfunded commitments	85,325	84,568	82,286	90,121	86,367	342,300	394,383
Pre-Tax Pre-Provision Earnings	$47,858	$46,086	$44,555	$35,674	$42,006	$174,173	$173,812
Total Adjustments to Noninterest Income	8,388	(187)	44	(229)	2,437	8,016	776
Total Adjustments to Noninterest Expense including other real estate owned expense and net loss (gain) on sale	364	491	(109)	7,068	573	7,814	39,332
Adjusted Pre-Tax Pre-Provision Earnings[2]	$56,610	$46,390	$44,490	$42,513	$45,016	$190,003	$213,920

Average Assets	$15,204,041	$14,996,846	$14,839,707	$14,690,776	$14,738,034	$14,933,758	$14,622,774
Less average goodwill and intangible assets	(806,710)	(812,761)	(818,914)	(825,531)	(832,029)	(815,945)	(816,662)
Average Tangible Assets	$14,397,331	$14,184,085	$14,020,793	$13,865,245	$13,906,005	$14,117,813	$13,806,112

Return on Average Assets (ROA)	0.89%	0.81%	0.82%	0.71%	0.80%	0.81%	0.71%
Impact of removing average intangible assets and related amortization	0.17	0.18	0.18	0.18	0.19	0.17	0.19

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'24	3Q'24	2Q'24	1Q'24	4Q'23	4Q'24	4Q'23
Return on Average Tangible Assets (ROTA)	1.06	0.99	1.00	0.89	0.99	0.98	0.91
Impact of other adjustments for Adjusted Net Income	0.18	(0.01)	—	0.15	0.05	0.08	0.22
Adjusted Return on Average Tangible Assets	1.24	0.98	1.00	1.04	1.04	1.06	1.12

Average Shareholders' Equity	$2,203,052	$2,168,444	$2,117,628	$2,118,381	$2,058,912	$2,152,061	$2,025,382
Less average goodwill and intangible assets	(806,710)	(812,761)	(818,914)	(825,531)	(832,029)	(815,945)	(816,662)
Average Tangible Equity	$1,396,342	$1,355,683	$1,298,714	$1,292,850	$1,226,883	$1,336,116	$1,208,720

Return on Average Shareholders' Equity	6.16%	5.62%	5.74%	4.94%	5.69%	5.62%	5.14%
Impact of removing average intangible assets and related amortization	4.74	4.69	5.01	4.61	5.53	4.77	5.24
Return on Average Tangible Common Equity (ROTCE)	10.90	10.31	10.75	9.55	11.22	10.39	10.38
Impact of other adjustments for Adjusted Net Income	1.84	(0.04)	0.01	1.60	0.58	0.86	2.42
Adjusted Return on Average Tangible Common Equity	12.74%	10.27%	10.76%	11.15%	11.80%	11.25%	12.80%

Loan interest income[1]	$152,303	$151,282	$147,518	$147,308	$148,004	$598,411	$581,825
Accretion on acquired loans	(11,717)	(9,182)	(10,178)	(10,595)	(11,324)	(41,672)	(56,689)
Loan interest income excluding accretion on acquired loans	$140,586	$142,100	$137,340	$136,713	$136,680	$556,739	$525,136

Yield on loans[1]	5.93%	5.94%	5.93%	5.90%	5.85%	5.93%	5.88%
Impact of accretion on acquired loans	(0.45)	(0.36)	(0.41)	(0.42)	(0.45)	(0.42)	(0.57)
Yield on loans excluding accretion on acquired loans	5.48%	5.58%	5.52%	5.48%	5.40%	5.51%	5.31%

Net Interest Income[1]	$116,115	$106,975	$104,657	$105,298	$111,035	$433,045	$489,043
Accretion on acquired loans	(11,717)	(9,182)	(10,178)	(10,595)	(11,324)	(41,672)	(56,689)
Net interest income excluding accretion on acquired loans	$104,398	$97,793	$94,479	$94,703	$99,711	$391,373	$432,354

Net Interest Margin	3.39%	3.17%	3.18%	3.24%	3.36%	3.24%	3.77%
Impact of accretion on acquired loans	(0.34)	(0.27)	(0.31)	(0.33)	(0.34)	(0.31)	(0.44)
Net interest margin excluding accretion on acquired loans	3.05%	2.90%	2.87%	2.91%	3.02%	2.93%	3.33%

Security interest income[1]	$26,986	$26,005	$24,195	$22,434	$21,451	$99,620	$83,364
Tax equivalent adjustment on securities	(7)	(8)	(7)	(7)	(13)	(29)	(83)
Security interest income excluding tax equivalent adjustment	$26,979	$25,997	$24,188	$22,427	$21,438	$99,591	$83,281

Loan interest income[1]	$152,303	$151,282	$147,518	$147,308	$148,004	$598,411	$581,825
Tax equivalent adjustment on loans	(304)	(302)	(226)	(213)	(203)	(1,045)	(720)
Loan interest income excluding tax equivalent adjustment	$151,999	$150,980	$147,292	$147,095	$147,801	$597,366	$581,105

Net Interest Income[1]	$116,115	$106,975	$104,657	$105,298	$111,035	$433,045	$489,043
Tax equivalent adjustment on securities	(7)	(8)	(7)	(7)	(13)	(29)	(83)
Tax equivalent adjustment on loans	(304)	(302)	(226)	(213)	(203)	(1,045)	(720)
Net interest income excluding tax equivalent adjustment	$115,804	$106,665	$104,424	$105,078	$110,819	$431,971	$488,240

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
2 As of 1Q’24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.